UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current  Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

Date of Report (Date of earliest event reported):

July 23, 2003

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California  91107

(Address of principal executive offices)

(626) 351-4664

(Registrant’s telephone number, including area code)

Item 7.             Financial Statements and Exhibits

                          (c)       Exhibits

                                      99.1  Press Release titled “Tetra Tech Reports Third Quarter 2003 Results” dated July 23, 2003.

Item 9.             Regulation FD Disclosure

                          The information contained in this Item 9 of this Current Report is being furnished pursuant to “Item 12.  Results of Operations and Financial Condition” of Form 8-K in accordance with SEC Release Nos. 33-8216 and 34-37583.

                          The information in this Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURES

                                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Date:  July 23, 2003

TETRA TECH, INC.

By:	/s/ DAVID W. KING
David W. King
Chief Financial Officer